Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2020, relating to the consolidated financial statements of The ExOne Company and Subsidiaries appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania

February 9, 2021